Exhibit (d)(53)(i)

INVESTMENT SUB-ADVISORY AGREEMENT

AGREEMENT, effective as of September 1, 2014 by and between AXA Equitable Funds Management Group, LLC, a limited liability corporation organized in the State of Delaware (the “Manager”), and Loomis, Sayles & Company, L.P., (“Loomis Sayles” or “Sub-Adviser”), a Delaware Partnership.

WHEREAS, EQ Advisors Trust (“Trust”) is a Delaware statutory trust and is registered as an investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”);

WHEREAS, the Trust’s shareholders are and will be separate accounts maintained by insurance companies for variable life insurance policies and variable annuity contracts under which income, gains, and losses, whether or not realized, from assets allocated to such accounts are, in accordance with such policies and contracts, credited to or charged against such accounts without regard to other income, gains, or losses of such insurance companies and for qualified retirement plans (“Qualified Plans”);

WHEREAS, the Trust is and will continue to be a series fund having two or more investment portfolios, each with its own investment objectives, policies and restrictions;

WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”), and is the investment manager to the Trust;

WHEREAS, the Sub-Adviser is registered as an investment adviser under the Advisers Act;

WHEREAS, the Investment Company Act prohibits any person from acting as an investment adviser to a registered investment company except pursuant to a written contract; and

WHEREAS, the Board of Trustees of the Trust and the Manager desire that the Manager retain the Sub-Adviser to render investment advisory and other services to the portion of the portfolio known as the [AXA/Loomis Sayles Growth Portfolio] (“Portfolio”) in the manner and on the terms hereinafter set forth.

NOW, THEREFORE, the Manager and the Sub-Adviser agree as follows:

1.	APPOINTMENT OF SUB-ADVISER

The Manager hereby appoints the Sub-Adviser to act as the investment adviser for the Portfolio, subject to the supervision and oversight of the Manager and the Trustees of the Trust, and in accordance with the terms and conditions of this Agreement. The Sub-Adviser will be an independent contractor and will have no authority to act for or represent the Trust or the Manager in any way or otherwise be deemed an agent of the Trust or the Manager except as expressly authorized in this Agreement or another writing by the Trust, the Manager and the Sub-Adviser.

2.	ACCEPTANCE OF APPOINTMENT

The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

The assets of the Portfolio will be maintained in the custody of a custodian (who shall be identified by the Manager in writing). The Sub-Adviser will not have custody of any securities, cash or other assets of the Portfolio and will not be liable for any loss resulting from any act or omission of the custodian other than acts or omissions arising in reliance on instructions of the Sub-Adviser, except to the extent caused by any willful misconduct, bad faith, reckless disregard or negligence of the custodian in the performance of any of its duties or obligations.

3.	SERVICES TO BE RENDERED BY THE SUB-ADVISER TO THE TRUST

A. As an investment adviser to the Portfolio, the Sub-Adviser will coordinate the investment and reinvestment of the assets of the Portfolio and determine the composition of the assets of the Portfolio, subject always to the supervision and control of the Manager and the Trustees of the Trust.

B. As part of the services it will provide hereunder, the Sub-Adviser will:

(i) obtain and evaluate, to the extent deemed necessary and advisable by the Sub-Adviser in its discretion, pertinent economic, statistical, financial, and other information affecting the economy generally and individual companies or industries, the securities of which are included in the Allocated Portion or are under consideration for inclusion in the Portfolio;

(ii) formulate and implement a continuous investment program for the Portfolio;

(iii) take whatever steps are necessary to implement the investment program for the Portfolio by arranging for the purchase and sale of securities and other investments and issuing directives to the administrator of the Trust as necessary for the appropriate implementation of the investment program of the Portfolio;

(iv) keep the Trustees of the Trust and the Manager fully informed in writing on an ongoing basis as agreed by the Manager and Sub-Adviser of all material facts concerning the investment and reinvestment of the assets in the Portfolio, the Sub-Adviser and its key investment personnel and operations, make periodic and special written reports of such additional information concerning the same as may reasonably be requested from time to time by the Manager or the Trustees of the Trust and the Sub-Adviser will attend meetings with the Manager and/or the Trustees, as reasonably requested, to discuss the foregoing;

(v) provide reasonable assistance in determining the fair value of certain portfolio securities when market quotations are not readily available for the purpose of calculating the Portfolio’s net asset value in accordance with procedures and methods established by the Trustees of the Trust;

(vi) provide any and all material composite performance information, records and supporting documentation about accounts the Sub-Adviser manages, if appropriate, which are relevant to the Portfolio and that have investment objectives, policies, and strategies substantially similar to those employed by the Sub-Adviser in managing the Portfolio that may be reasonably necessary, under applicable laws, to allow the Portfolio or its agent to present information concerning Sub-Adviser’s prior performance in the Trust’s Prospectus and SAI (as hereinafter defined) and any permissible reports and materials prepared by the Portfolio or its agent; and

(vii) cooperate with and provide reasonable assistance to the Manager, the Trust’s administrator, the Trust’s custodian and foreign custodians, the Trust’s transfer agent and pricing agents and all other agents and representatives of the Trust and the Manager, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Trust and the Manager, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

C. In furnishing services hereunder, the Sub-Adviser shall be subject to, and shall perform in accordance with the following: (i) the Trust’s Agreement and Declaration of Trust, as the same may be hereafter modified and/or amended from time to time (“Trust Declaration”); (ii) the By-Laws of the Trust, as the same may be hereafter modified and/or amended from time to time (“By-Laws”); (iii) the currently effective Prospectus and Statement of Additional Information of the Trust filed with the SEC and delivered to the Sub-Adviser, as the same may be hereafter modified, amended and/or supplemented (“Prospectus and SAI”); (iv) the Investment Company Act and the Advisers Act and rules under each, and all other federal and state laws or regulations applicable to the Trust and the Portfolio; (v) the Trust’s Compliance Manual and other policies and procedures adopted from time to time by the Board of Trustees of the Trust; and (vi) the written instructions of the Manager. Prior to commencement of the Sub-Adviser’s services hereunder, the Manager shall provide the Sub-Adviser with current copies of the Trust Declaration, By-Laws, Prospectus, SAI, Compliance Manual and other relevant policies and procedures adopted by the Board of Trustees. The Manager undertakes to provide the Sub-Adviser with copies or other written notice of any amendments, modifications or supplements to any such above-mentioned document.

D. In furnishing services hereunder, the Sub-Adviser will not consult with any other adviser to (i) the Portfolio, (ii) any other Portfolio of the Trust, or (iii) any other investment company under common control with the Trust concerning transactions of the Portfolio in securities or other assets. (This shall not be deemed to prohibit the Sub-Adviser from consulting with any of its affiliated persons concerning transactions in securities or other assets. This shall also not be deemed to prohibit the Sub-Adviser from consulting with any of the other covered advisers concerning compliance with paragraphs (a) and (b) of rule 12d3-1 of the Investment Company Act.)

E. The Sub-Adviser, at its expense, will furnish: (i) all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform their duties under this Agreement; and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the Sub-Adviser’s duties under this Agreement.

F. The Sub-Adviser will select brokers and dealers to effect all of the Portfolio’s transactions subject to the conditions set forth herein. The Sub-Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions, if applicable. The Sub-Adviser is directed at all times to seek to execute transactions for the Portfolio (i) in accordance with any written policies, practices or procedures that may be established by the Board of Trustees or the Manager from time to time and which have been provided to the Sub-Adviser or (ii) as described in the Trust’s Prospectus and SAI. In placing any orders for the purchase or sale of investments for the Portfolio, in the name of the Portfolio or its nominees, the Sub-Adviser shall use its best efforts to seek to obtain for the Portfolio the best execution available considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the Investment Company Act, the Advisers Act and the rules under each, and all other federal and state laws or regulations applicable to the Trust and the Portfolio.

G. Subject to the appropriate policies and procedures approved by the Board of Trustees, Sub-Adviser may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) cause the Portfolio to pay a broker or dealer that provides brokerage or research services to the Manager, the Sub-Adviser and the Portfolio an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Sub-Adviser’s overall responsibilities to the Portfolio or its other advisory clients. To the extent authorized by Section 28(e) and the Trust’s Board of Trustees, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

H. On occasions when an Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of the Sub-Adviser, the Sub-Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner such Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients over time. The Manager agrees that Sub-Adviser and its affiliates may give advice and take action in the performance of their duties with respect to any of their other clients that may differ from advice given, or the timing or nature of actions taken, with respect to the Portfolio. The Manager also acknowledges that Sub-Adviser and its affiliates are fiduciaries to other entities, some of which have the same or similar investment objectives (and will hold the same or similar investments) as the Portfolio, and that Sub-Adviser will carry out its duties hereunder together with its duties under such relationships. Nothing in this Agreement shall be deemed to confer upon Sub-Adviser any obligation to purchase or to sell or to recommend for purchase or sale for the Portfolio any investment that Sub-Adviser, its affiliates, officers or employees may purchase or sell for its or their own account or for the account of any client, if in the sole and absolute discretion of Sub-Adviser it is for any reason impractical or undesirable to take such action or make such recommendation for the Portfolio.

I. The Sub-Adviser will maintain all accounts, books and records with respect to the Portfolio as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder and shall file with the SEC all forms pursuant to Section 13 of the Exchange Act, with respect to its duties as are set forth herein.

J. The Sub-Adviser will, unless and until otherwise directed by the Manager or the Board of Trustees, vote proxies with respect to the Portfolio’s securities and exercise rights in corporate actions or otherwise in accordance with the Sub-Adviser’s proxy voting guidelines, as amended from time to time, which shall be provided to the Trust and the Manager.

4.	COMPENSATION OF SUB-ADVISER

The Manager will pay the Sub-Adviser an advisory fee with respect to the Portfolio as specified in Appendix A to this Agreement. Payments shall be made to the Sub-Adviser on or about the fifth day of each month; however, this advisory fee will be calculated daily for the Portfolio based on the net assets of the Portfolio on each day and accrued on a daily basis.

5.	LIABILITY AND INDEMNIFICATION

A. Except as may otherwise be provided by the Investment Company Act or any other federal securities law, neither the Sub-Adviser nor any of its officers, members or employees (together its “Affiliates”) shall be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Manager or the Trust as a result of any error of judgment or mistake of law by the Sub-Adviser or its Affiliates with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Sub-Adviser or its Affiliates for, and the Sub-Adviser shall indemnify and hold harmless the Trust, the Manager, all affiliated persons thereof (within the meaning of
Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended (“1933 Act”)) (collectively, “Manager Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Manager Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, or at common law, if the losses or claims arise out of or are based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Sub-Adviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Sub-Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Manager or the Trust by the Sub-Adviser Indemnitees (as defined below) for use therein. The Sub-Adviser does not make any warranty that the investment performance of the Portfolio will meet any particular standard, such as the performance of an index or another portfolio managed by the Sub-Adviser.

B. Except as may otherwise be provided by the Investment Company Act or any other federal securities law, the Manager and the Trust shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Sub-Adviser as a result of any error of judgment or mistake of law by the Manager with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Manager for, and the Manager shall indemnify and hold harmless the Sub-Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Sub-Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Sub-Adviser Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise, if the losses or claims arise out of or are based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Manager in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Manager which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager or the Trust by an Sub-Adviser Indemnitee for use therein.

C. Notwithstanding any other provision of this Agreement, Sub-Adviser shall not be liable to any Manager Indemnitee, the Portfolio or any of its shareholders for (i) any acts of a Manager Indemnitee or any other adviser to the Portfolio with respect to the portion of the assets of the Portfolio not allocated to Sub-Adviser under this Agreement and (ii) acts of any Sub-Adviser Indemnitee which result from or are based upon acts of a Manager Indemnitee, including, but not limited to, failure of a Manager Indemnitee to provide accurate and current information with respect to any records maintained by such Manager Indemnitee, which records are not also maintained by Sub-Adviser or, to the extent such records relate to the Portfolio, otherwise available to the Sub-Adviser upon reasonable request. Manager shall indemnify the Sub-Adviser Indemnitees from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the conduct of a Manager Indemnitee and any other adviser to the Portfolio with respect to the portion of the Portfolio’s assets not allocated to Sub-Adviser and with respect to any other portfolio of the Trust.

6.	REPRESENTATIONS OF MANAGER

The Manager represents, warrants and agrees that:

A.	The Manager has been duly authorized by the Board of Trustees of the Trust to delegate to the Sub-Adviser the provision of investment services to the Portfolio as contemplated hereby.

B.	The Manager has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Sub-Adviser with a copy of such code of ethics.

C.	The Manager is currently in compliance and shall at all times continue to comply with the requirements imposed upon the Manager by applicable law and regulations.

D.	The Manager (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) to the best of its knowledge, has met and will seek to continue to meet for so long as this Agreement is in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Manager from serving as investment manager of an investment company pursuant to
Section 9(a) of the Investment Company Act or otherwise. The Manager will also promptly notify the Sub-Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Portfolio, provided, however, that routine regulatory examinations shall not be required to be reported by this provision.

7.	REPRESENTATIONS OF THE SUB-ADVISER

The Sub-Adviser represents, warrants and agrees as follows:

A.	The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) to the best of its knowledge, has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify Manager of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise. The Sub-Adviser will also promptly notify the Portfolio and the Manager if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Portfolio; provided, however, that routine regulatory examinations shall not be required to be reported by this provision.

B.	The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Manager and the Board with a copy of such code of ethics, together with evidence of its adoption. Within forty-five days of the end of the last calendar quarter of each year that this Agreement is in effect, and as otherwise requested, the Sub-Adviser shall certify to the Manager that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Adviser’s code of ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation. Upon the reasonable written notice of the Manager, the Sub-Adviser shall permit the Manager, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(c)(1) and all other records directly related to the Sub-Adviser’s code of ethics, subject to any legal or contractual regulatory restrictions.

C.	The Sub-Adviser has provided the Trust and the Manager with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the Securities and Exchange Commission and promptly will furnish a copy of all material amendments to the Trust and the Manager at least annually. Such amendments shall reflect all changes in the Sub-Adviser’s organizational structure, professional staff or other significant developments affecting the Sub-Adviser, as required by the Advisers Act.

D.	The Sub-Adviser will notify the Trust and the Manager of any assignment of this Agreement or change of control of the Sub-Adviser, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case, prior to or promptly after such change. The Sub-Adviser agrees to bear all reasonable expenses of the Portfolio, if any, arising out of an assignment or change in control.

E.	The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

F.	The Sub-Adviser agrees that neither it, nor any of its affiliates, will in any way refer directly or indirectly to is relationship with the Trust, the Portfolio, the Manager or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager, except as required by rule, regulation or upon the request of a governmental authority. However, the Sub-Adviser may use the performance of the Portfolio in its composite performance.

8.	NON-EXCLUSIVITY

The services of the Sub-Adviser to the Manager, the Portfolio and the Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities. The Sub-Adviser may at times purchase a security for the Portfolio while it is selling the same security for other clients, or sell a security for the Portfolio while it is purchasing the same security for other clients. It is understood and agreed that the directors, officers, and employees of the
Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation, including other investment companies.

9.	SUPPLEMENTAL ARRANGEMENTS

The Sub-Adviser may from time to time employ or associate with itself any person it believes to be particularly fitted to assist it in providing the services to be performed by such Sub-Adviser hereunder, provided that no such person shall perform any services with respect to the Portfolio that would constitute an assignment or require a written advisory agreement pursuant to the Investment Company Act. Any compensation payable to such persons shall be the sole responsibility of the Sub-Adviser, and neither the Manager nor the Trust shall have any obligations with respect thereto.

10.	REGULATION

The Sub-Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

11.	RECORDS

The records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Sub-Adviser such records and permit the Sub-Adviser to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its duties. In the event of the termination of this Agreement, such records shall promptly be returned to the Trust by the Sub-Adviser free from any claim or retention of rights therein, provided that the Sub-Adviser may retain any such records that are required by law or regulation and provided that the Sub-Adviser shall have the right to retain a copy for the Sub-Adviser’s own records. The Manager and the Sub-Adviser shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Sub-Adviser needs to make the disclosure (e.g., to a broker-dealer) in order to perform the Sub-Adviser’s duties under this Agreement, or the Trust has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or otherwise required by law.

12.	DURATION OF AGREEMENT

This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved by a vote of a majority of those trustees of the Trust who are not parties to the Agreement or “interested persons” (as defined in the Investment Company Act) of any party to this Agreement (“Independent Trustees”), cast in person at a meeting called for the purpose of voting on such approval. This Agreement shall continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually by the Board of Trustees or a majority of the outstanding voting securities of the Portfolio provided that in such event such continuance shall also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

13.	TERMINATION OF AGREEMENT

This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the Portfolio, on sixty (60) days’ written notice to the Manager and the Sub-Adviser, or by the Manager or Sub-Adviser on sixty (60) days’ written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, (i) in the event of its assignment (as defined in the Investment Company Act), or (ii) in the event the Investment Management Agreement between the Manager and the Trust is assigned (as defined in the Investment Company Act), or terminates for any other reason. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

14.	USE OF SUB-ADVISER’S NAME

The parties agree that the name of the Sub-Adviser, the names of any affiliates of the Sub-Adviser and any derivative or logo or trademark or service mark or trade name are the valuable property of the Sub-Adviser and its affiliates. The Manager and the Trust shall have the right to use such name(s), derivatives, logos, trademarks or service marks or trade names only with the prior written approval of the Sub-Adviser, which approval shall not be unreasonably withheld or delayed so long as this Agreement is in effect.

Upon termination of this Agreement, the Manager and the Trust shall forthwith cease to use such name(s), derivatives, logos, trademarks or service marks or trade names. The Manager and the Trust agree that they will review with the Sub-Adviser any advertisement, sales literature, or notice prior to its use that makes reference to the Sub-Adviser or its affiliates or any such name(s), derivatives, logos, trademarks, service marks or trade names so that the Sub-Adviser may review the context in which it is referred to, it being agreed that the Sub-Adviser shall have no responsibility to ensure the adequacy of the form or content of such materials for purposes of the Investment Company Act or other applicable laws and regulations. If the Manager or the Trust makes any unauthorized use of the Sub-Adviser’s names, derivatives, logos, trademarks or service marks or trade names, the parties acknowledge that the Sub-Adviser shall suffer irreparable harm for which monetary damages are inadequate and thus, the Sub-Adviser shall be entitled to injunctive relief, as well as any other remedy available under law.

15.	CONFIDENTIALITY

The Manager acknowledges that the securities holdings of the Portfolio constitutes information of value to the Sub-Adviser, and agrees: (1) not to use for any purpose, other than for the Manager or the Trust, or their agents, to supervise or monitor the Sub-Adviser, the holdings or other trading-related information of the Portfolio; and (2) not to disclose the Portfolio’s holdings, except: (a) as required by applicable law or regulation; (b) as required by state or federal regulatory authorities; (c) to the Board of Trustees of the Trust, counsel to the Board, counsel to the Trust, the administrator or any sub-administrator, the independent accountants and any other agent of the Trust; or (d) as otherwise agreed to by the parties. Further, the Manager agrees that information supplied by the Sub-Adviser, including approved lists, internal procedures, compliance procedures and any board materials, is valuable to the Sub-Adviser, and the Manager agrees not to disclose any of the information contained in such materials except: (i) as required by applicable law or regulation; (ii) as required by state or federal regulatory authorities; (iii) to the Board of Trustees of the Trust, counsel to the Board, counsel to the Trust, the administrator or any sub-administrator, the independent accounts and any other agent of the Trust; or (iv) as otherwise agreed to by the parties hereto in writing.

16.	AMENDMENTS TO THE AGREEMENT

Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to exemptive relief granted by the SEC, this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of the Portfolio (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff or unless the SEC has granted an exemption from such approval requirement) and by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to the Portfolio if a majority of the outstanding voting securities of the Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of any other Portfolio affected by the amendment or all the Portfolios of the Trust.

17.	ASSIGNMENT

Any assignment (as that term is defined in the Investment Company Act) of the Agreement made by the Sub-Adviser without the prior written consent of the Trust and the Manager shall result in the automatic termination of this Agreement, as provided in Section 13 hereof. Notwithstanding the foregoing, no assignment shall be deemed to result from any changes in the key employees of Sub-Adviser except as may be provided to the contrary in the Investment Company Act or the rules or regulations thereunder. The Sub-Adviser agrees that it will notify the Trust and the Manager of any changes in its key employees within a reasonable time thereafter.

18.	ENTIRE AGREEMENT

This Agreement contains the entire understanding and agreement of the parties with respect to the Portfolio.

19.	HEADINGS

The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

20.	NOTICES

All notices required to be given pursuant to this Agreement shall be delivered or mailed to the address listed below of each applicable party in person or by registered or certified mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

For:	AXA Equitable Funds Management Group, LLC Patricia Louie, Executive Vice President and General Counsel 1290 Avenue of the Americas, 16th Floor New York, New York 10104

For:	EQ Advisors Trust Patricia Louie, Vice President and Secretary 1290 Avenue of the Americas, 16th Floor New York, New York 10104

For:	Loomis, Sayles & Company, LLP One Financial Center Boston, Massachusetts 02111 Attn: Lauren B. Pitalis Vice President T: 617-346-9894 F: 617-542-6389

With copies to:

Loomis, Sayles & Company, L.P. One Financial Center Boston, Massachusetts 02111 Attn: General Counsel T: 800-343-2029 F: 617-482-0653

21.	SEVERABILITY

Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

22.	TRUST AND SHAREHOLDER LIABILITY

The Manager and Sub-Adviser are hereby expressly put on notice of the limitation of shareholder liability as set forth in the Agreement and Declaration of Trust of the Trust and agree that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of the Portfolio. The Manager and Sub-Adviser further agree that they shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Portfolio, nor from the Trustees or any individual Trustee of the Trust.

23.	GOVERNING LAW

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York, or any of the applicable provisions of the Investment

Company Act. To the extent that the laws of the State of New York, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

24.	INTERPRETATION

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” “assignment,” and “affiliated persons,” as used herein shall have the meanings assigned to them by Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date indicated below.

AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC		LOOMIS, SAYLES & COMPANY, LP

By:	/s/ Steven M. Joenk	By:	/s/ Lauren B. Pitalis
	Steven M. Joenk	Name:	Lauren B. Pitalis
	Chairman, Chief Executive Officer and President	Title:	Vice President

APPENDIX A

TO

INVESTMENT ADVISORY AGREEMENT

WITH

LOOMIS, SAYLES & COMPANY, LP

Portfolio	Annual Advisory Fee Rate*
AXA/Loomis Sayles Growth Portfolio*	0.35% of the Portfolio’s average daily net assets.

*	The daily advisory fee for the Portfolio is calculated by multiplying the aggregate net assets of the Portfolio at the close of the immediately preceding business day by the Annual Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year.